EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-46168, 333-10281, 333-10277, 333-103935, 333-110395, 333-110393, 333-110392, 333-146564, 333-146565 and 333-147377 on Form S-8 of our report dated August 29, 2008, relating to the consolidated financial statements and financial statement schedule of Automatic Data Processing, Inc., and the effectiveness of Automatic Data Processing, Inc.’s internal control over financial reporting (which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109,” effective July 1, 2007, the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R),” effective June 30, 2007, and Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” effective July 1, 2006) appearing in this Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 2008.

/s/ Deloitte & Touche LLP

New York, New York
August 29, 2008